INDEPENDENT CONSULTANT SERVICES AGREEMENT

THIS AGREEMENT is made and shall be effective as of the 1 day of July, 2009

BETWEEN:

PICO Energy Services Inc., a company incorporated in the State of Texas, Travis County, United States of America, (the “Company”)

- and -

Griffam Consulting, providing the services of Mark Griffith, an individual residing in the City of Austin, in the State of Texas, United States of America (the "Consultant").

WHEREAS the Company is principally engaged as a network service provider to secure and manage Internet attached control and information systems for electric utilities and Smart Grid industries;

AND WHEREAS the Company is desirous of engaging the services and expertise of Consultant, on the terms, conditions and for the consideration as hereinafter set forth;

AND WHEREAS the Parties desire to enter into this Agreement to set forth their respective rights and obligations.

NOW THEREFORE in consideration of the premises and the mutual covenants herein contained, and in consideration of the Consultant providing consulting services to the Company, the Company and the Consultant hereby covenant and agree as follows:

1.0	Contract for Services

1.01
Subject to the terms and provisions of this Agreement, the Company hereby agrees to contract for and engage the services of the Consultant and Consultant agrees to provide services in accordance with and subject to the provisions of this Agreement.

1.02	Consultant’s services hereunder shall be provided on the following terms and conditions:

(a)
Consultant shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder are to the satisfaction of the Company, acting reasonably, and to provide any other services not specifically mentioned herein, but which by reason of Consultant’s capability the Consultant knows to be necessary to ensure that the best interests of the Company are maintained;

(b)	Consultant’s duties and responsibilities are enumerated in Appendix "B".

1.03
The Parties agree that the Consultant enters into this Agreement as an Independent Consultant, and under no circumstances shall the Consultant look to the Company as an employer, partner, agent or principal.  Consultant acknowledges that it is not entitled to any benefits accorded to the Company's employees, including, without limitation, worker's compensation, disability insurance, vacation or sick pay.

1.04	Consultant agrees to procure and cause THE PRINICIPAL to use his time, attention and best efforts to further the business and interests of the Company during the term of this Agreement.

1.04
The parties agree that no oral agreement or provision of this Agreement shall be construed so as to make the Consultant an agent, partner, or servant of the Company and the Consultant has no authority to make any commitments or to take any action which may be binding upon the Company, except as may be authorized by the Company.

2.0	Compensation Arrangements

2.01	The compensation (the "Compensation") provided to the Consultant by the Company shall be as set forth in Appendix "A" attached hereto.

3.0	Confidential Information and Conflict of Interest

3.01
Consultant hereby agrees and acknowledges that it will have access to and will be entrusted with confidential information concerning the affairs and business of the Company, and agrees that the disclosure of such confidential information may be detrimental to the Company and the shareholders thereof.  Consultant acknowledges and agrees that the right to maintain and preserve confidentiality constitutes a proprietary right, which the Company is entitled to protect.

3.02
Upon termination or expiry of this Agreement for any reason, Consultant agrees to deliver to the Company all documents, records, reports and notices, and copies thereof, which are in its possession which relate to the business and affairs of the Company.

3.03	The obligation of the Consultant shall not apply to such knowledge, business data information, or materials obtained or relating in any manner to the business affairs of the Company which:

(a)	was demonstrably known to the Consultant prior to receipt thereof pursuant to this Agreement;

(b)	is available to the public in the form of written publication;

(c)	shall have become available to the Consultant in good faith from a third party who has a bona fide right to disclose same; and

(d)
is required to be disclosed to any federal, provincial, state or local government or governmental branch, board, agency or instrumentality necessary to comply with relevant timely disclosure laws or regulatory authorities, including stock exchanges having jurisdiction in respect of securities of the Company.

3.04
In the event of termination of this Agreement for any reason whatsoever, nothing in this Agreement shall preclude Consultant from pursuing a livelihood in the same business or sector as that of the Company.

4.0	Non-Assignability

4.01	This contract for services and all other rights, benefits, and privileges herein conferred are personal to the Consultant and accordingly may not be assigned by the Consultant.

5.0	Termination Provisions and Change of Control

5.01	This Agreement shall be terminated upon the occurrence of any one of the following events:

(a)	the death or incapacity of the Consultant;

(b)	written notice by the Company to terminate this Agreement without cause prior to the end of the contract period upon 30 days notice;

(c)	written notice by the Company to terminate this Agreement with cause;

(d)	thirty (30) days written notice by the Consultant of its intention to terminate this Agreement.

5.02	In the event that the Agreement is terminated pursuant to Clause 5.01(b), the Company shall pay to Consultant a termination amount related to the 30-day notice period based on the hourly rate.

5.03	In the event that the Agreement is terminated pursuant to Clause 5.01(d), the Consultant shall be paid compensation until the last day that services were provided.

6.0	Release

6.01
In consideration of the payment of termination compensation as provided herein and the additional provisions of this Agreement, Consultant agrees to forever release and discharge the Company from any and all obligations to pay any further amounts or benefits to the Consultant with respect to the termination thereof.

7.0	General

7.01	Upon the expiration of the term set forth herein, this Agreement shall continue unless both the Company and Consultant agree to terminate this Agreement as per Clause 5.0.

7.02
The parties shall from time to time and at all times do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform the terms of this Agreement.

7.03
The Company may elect to offer regular employment to the Consultant during the term of this Agreement or upon the expiration of the term set forth herein.  Employment terms would be negotiated between the Consultant and the Company at that time.

7.04	This Agreement shall be construed pursuant to the laws in effect in Travis County, the State of Texas, United States of America.

8.0	Notices

8.01
All notices required or allowed to be given under this Agreement shall be made either personally or by mailing same by prepaid registered post, and any notice mailed as aforesaid shall be deemed to have been received by the addressees thereof on the fifth business day following the day of mailing:

To the Consultant:	Griffam Consulting
9516 Hopeland Dr. Austin, TX 78749 Attention: Mark Griffith

To the Company:	PICO Energy Services Inc.
401 Congress Avenue, Suite 1540 Austin, TX 78701

8.02	Any party may from time to time change its address for service hereunder on written notice to the other party.

9.0	Prior Agreement

9.01	The parties hereto agree that this Agreement replaces and supersedes any previous agreements, either verbal or written, and any such previous agreements are hereby expressly terminated,

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date and year first above written.

PICO ENERGY SERVICES INC.		CONSULTANT

Per:	/s/ Michael Hathaway	Per:	/s/ Mark Griffith
	Michael Hathaway		Mark Griffith

APPENDIX "A"

COMPENSATION ARRANGEMENT

1.0	Rate

1.01	Up to $10833.34/month

2.0	Benefits and Perquisites (IF ANY – JUST EXAMPLES BELOW)

2.01	Reasonable business expenses, to be approved by the Company, including travel (business class), teleconference fees, printing, wire services, cellular telephone (GSM) and printing.

2.03	Vehicle expenses, when used for the benefit of the Company in carrying out Company duties, to be at USD $0.44/mile.

2.04	Additional benefits as adopted by the Company that will be available to full time employees that may cover such things as health care, insurance, etc.

APPENDIX "B"

Position and Reporting:

Reports to Mr. Michael Hathaway

Duties and Responsibilities of the Position

Provide such services as are generally associated with the duties of a Executive Vice President of Sales and Business Development and Board Secretary